Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

Authentidate Receives Nasdaq Deficiency Notice

Related to Minimum Bid Price

BERKELEY HEIGHTS, N.J.— December 20, 2007— Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of software and web-based services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions, today announced that it has received a non-compliance notification from Nasdaq dated December 18, 2007 stating that for the last 30 consecutive business days, the closing bid price per share of the Company’s common stock has been below the $1.00 minimum per share requirement for continued listing as set forth in Nasdaq Marketplace Rule 4450(a)(5). The letter has no effect on the listing of the Company’s common stock at this time.

Pursuant to Nasdaq Marketplace Rule 4450(e)(2), the Company has been provided an initial period of 180 calendar days, or until June 16, 2008, to regain compliance. The letter states the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 4450(a)(5) if at any time before June 16, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

In the event that we were to receive notice that our common stock will be delisted, Nasdaq rules permit us to appeal any delisting determination by the Nasdaq staff to a Nasdaq Listings Qualifications Panel. In addition, in the event that a delisting determination was based solely on the Company’s non-compliance with the minimum bid price rule, we may be permitted to transfer the listing of our common stock to the Nasdaq Capital Market if the Company meets all of the other initial inclusion requirements for such market. In the event such a transfer is approved, we would receive an additional 180 calendar days to comply with the minimum bid price rule while on the Nasdaq Capital Market.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of software and web-based services that enable enterprises and individuals to exchange information securely and conduct trusted business transactions. Our offerings are targeted at enterprises and office professionals, and incorporate security technologies such as electronic signing, identity management, and content authentication to electronically facilitate secure and trusted transactions. In the United States, we also offer our proprietary and patent pending content authentication technology as a web-based service in the form of the United States Postal Service® Electronic Postmark®.

The company operates its business in the United States and Germany. For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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